Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form S-1 of GeoPetro Resources Company of our report, dated March 21, 2007, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ Hein & Associates LLP

Hein & Associates LLP
Irvine, California
October 24, 2007